EXHIBIT 99.1

PRESS RELEASE

TAG-IT PACIFIC, INC. ANNOUNCES FISCAL 2003 RESULTS

LOS ANGELES--March 30, 2004--Tag-It Pacific, Inc. (AMEX: TAG) is pleased to report that for the fiscal year ended December 31, 2003 net sales increased approximately $4.4 million or 7% to $64.4 million compared to $60.1 million for fiscal 2002. The Company reported a loss per share of ($0.46) versus earnings of $0.14 per share for FY 2002. Restructuring charges of $7.7 million, or approximately $0.72 per share were recorded for the year.

Colin Dyne, CEO of Tag-It commented, "Fiscal year ended 2003 was an important year for Tag-It as we made significant strides in assembling the key components for the successful implementation of our business model. Most significantly in 2003, we implemented our new ERP system from Oracle, expanding our Managed Trim Solution with the addition of a new E-Commerce application called TrimNet(TM), entered into a full-package supply arrangement with a large jeans manufacturer, completed two private placement transactions that contributed approximately $29 million to equity, implemented our restructuring plan in the fourth quarter of 2003 and successfully diversified our customer base to decrease our reliance on our larger Mexico customers.

"Our new TrimNet system is a state-of-the-art, Internet based trim management system that includes product development, online catalogs, trim bill-of-materials and order management. TrimNet is unlike anything offered by our competitors. TrimNet allows Tag-It to deliver enhanced global trim management to large customers, controlling all aspects of our clients' trim supply chain. We have already entered into an agreement with a major retailer to utilize all aspects of TrimNet and to migrate their business from item by item purchases to purchases of complete trim kits including logo trim, Talon zippers and thread.

"During the fourth quarter of 2003, we implemented a plan to restructure certain business operations. In accordance with the restructuring plan, we incurred costs related to the reduction of our Mexico operations, including the relocation of our Florida operations to North Carolina and the downsizing of our corporate operations by eliminating certain corporate expenses related to operations, sales and marketing and general and administrative expenses. We reduced our operations in Mexico in response to an anticipated reduction in sales volume from our larger Mexico customers, our efforts to decrease our reliance on our larger Mexico customers and our difficulty in obtaining financing for assets located outside the U.S. We believe these restructuring efforts will reduce our working capital requirements and improve our cash flow."


About Tag-It Pacific, Inc.

Tag-It specializes in the distribution of a full range of trim items to manufacturers of fashion apparel, specialty retailers and mass merchandisers. Tag-It acts as a full service outsourced trim management department for manufacturers of fashion apparel such as Abercrombie & Fitch, Tarrant Apparel Group, Kentucky Apparel and Azteca Production International. Tag-it also serves as a specified supplier of trim items to specific brands, brand licensees and retailers, including Levi Strauss & Co., Abercrombie & Fitch, Express, The Limited, Miller's Outpost and Lerner, among others. In addition, Tag-It distributes zippers under its Talon brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Wal-Mart, JC Penny and Tropical Sportswear, among others. In 2002, Tag-It created a new division under the TekFit brand name. This division develops and sells apparel components that utilize the patented Pro-Fit technology, including a stretch waistband. These products are marketed to the same customers targeted by our Managed Trim Solution and Talon zipper divisions.

Forward Looking Statements:

With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include the benefits of our new TrimNet system, and the anticipated reduction in our working capital requirements and improvements in cash flow resulting from our restructuring efforts. Factors which could cause actual results to differ materially from these forward-looking statements include the unanticipated loss of one or more major customers, economic conditions, the availability and cost of financing, the risk of a softening of customer acceptance of the Company's products, risks of introduction by competitors of trim management systems with similar or better functionality than our Managed Trim Solution, pricing pressures and other competitive factors, potential fluctuations in quarterly operating results, our management of potential growth and the risks of expansion into new business areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                              TAG-IT PACIFIC, INC.
                          Selected Balance Sheet Items
                             (all numbers in $000's)

                                                                 December 31,
                                                              2003         2002
                                                             -------     -------
Cash ...................................................     $14,443     $   285
Accounts Receivable ....................................     $19,262     $20,512
Inventories ............................................     $17,097     $23,105
Total Current Assets ...................................     $55,726     $44,805
Total Assets ...........................................     $67,770     $54,055
Line of Credit .........................................     $ 7,096     $15,934
Accounts Payable and Accrued Expenses ..................     $ 9,552     $10,401
Total Current Liabilities ..............................     $19,260     $29,985
Total Liabilities ......................................     $21,312     $32,693
Convertible Redeemable preferred stock Series C ........     $ 2,895     $ 2,895
Total Stockholders' Equity .............................     $43,564     $18,467
Total Liabilities and Equity ...........................     $67,770     $54,055

                              TAG-IT PACIFIC, INC.
                      Consolidated Statements of Operations
                     (all numbers (excluding EPS) in $000's)

                                                               Year Ended
                                                              December 31,
                                                          2003           2002
                                                        --------       --------
Net sales ........................................      $ 64,443       $ 60,073
Cost of goods sold ...............................        47,890         44,633
                                                        --------       --------
    Gross profit .................................        16,553         15,440
Selling expenses .................................         3,706          2,126
General and administrative expenses ..............        11,028         10,270
Restructuring charges ............................         7,700           --
                                                        --------       --------
    Total operating expenses .....................        22,434         12,396
(Loss) income from operations ....................        (5,881)         3,044
Interest expense, net ............................         1,196          1,269
                                                        --------       --------
(Loss) income before income taxes ................        (7,077)         1,775
(Benefit) provision for income taxes .............        (2,332)           279
                                                        --------       --------
Net (loss) income ................................      $ (4,745)      $  1,496
                                                        --------       --------
Less: Preferred stock dividends ..................          (194)          (184)
                                                        --------       --------
Net (loss) income to common shareholders .........      $ (4,939)      $  1,312
                                                        --------       --------
Basic (loss) earnings per share ..................      $  (0.46)      $   0.14
                                                        --------       --------
Diluted (loss) earnings per share ................      $  (0.46)      $   0.14
                                                        --------       --------
Weighted average number of common
   shares outstanding:
    Basic ........................................        10,651          9,232
                                                        --------       --------
    Diluted ......................................        10,651          9,531
                                                        --------       --------


--------------------
CONTACT:
     Tag-It Pacific, Inc.
     Jonathan Markiles, 818-444-4100
     info@tagitpacific.com